EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Premier Financial Bancorp, Inc. on Form S-4 of our report dated March 16, 2018 on the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Premier Financial Bancorp, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “EXPERTS” in the prospectus.

                                                                                                    /s/ Crowe LLP

                                                                                                    Crowe LLP

Louisville, Kentucky
July 17, 2018